UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

COLEMAN CABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33337	36-4410887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1530 Shields Drive, Waukegan, IL	60085
(Address of principal executive offices)	(Zip Code)

(847) 672-2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2013, Coleman Cable, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), among the Company, Southwire Company, a Delaware corporation (“Parent”), and Cubs Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company at a price of $26.25 per Share in cash, net to the seller in cash but subject to any applicable withholding of taxes.

The obligation of Parent and Merger Sub to consummate the Offer is subject to the condition that there be validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares representing at least a majority of the outstanding shares of Common Stock on a fully-diluted basis as of the scheduled expiration of the Offer (assuming the issuance of all shares of Common Stock issuable upon the exercise of all outstanding options and other rights to purchase shares of Common Stock) (such condition, the “Minimum Condition”). The Minimum Condition may not be waived by Merger Sub without the prior written consent of the Company. The obligation of Merger Sub to consummate the Offer is subject to the expiration of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the completion of the marketing period for Parent’s financing and other customary closing conditions. Consummation of the Offer is not subject to a financing condition.

Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) as provided in the Merger Agreement, with the Company being the surviving corporation (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares owned by Parent, Merger Sub, the Company or any of their respective direct or indirect wholly-owned subsidiaries and (ii) Shares held by stockholders who have properly demanded appraisal of such Shares in accordance with the DGCL) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any applicable withholding of taxes.

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the DGCL, which permits completion of the Merger upon the acquisition by Merger Sub of one share more than 50% of the number of Shares that are then issued and outstanding. If the Merger is effected pursuant to Section 251(h) of the DGCL, no stockholder vote will be required to consummate the Merger. In addition, subject to the terms of the Merger Agreement, the Company has granted Merger Sub the right (the “Top-Up”), exercisable after the consummation of the Offer, to purchase from the Company that number of shares of Common Stock equal to the lowest number of shares of Common Stock that, when issued and added to the number of Shares owned by Parent and its affiliates at the time of such exercise, constitutes one share of Common Stock more than the number of Shares (the “Short-Form Threshold”) necessary for Merger Sub to be merged into the Company without a vote of the Company’s stockholders in accordance with Section 253 of the DGCL. The Top-Up is not available to Merger Sub (i) unless the parties are precluded by law or court order from effecting the Merger pursuant to Section 251(h) of the DGCL; (ii) to the extent that the number of Top-Up Shares would exceed the number of the Company’s then authorized and unissued shares of Common Stock that are not otherwise reserved or committed to be issued and (iii) unless, immediately after such exercise and the issuance of the Top-Up Shares pursuant thereto, the Short-Form Threshold would be reached at the time of exercise, in each case for consideration per share equal to the Offer Price. If the Merger is effected pursuant to Section 253 of the DGCL, no stockholder vote will be required to consummate the Merger.

The closing of the Merger is subject to customary closing conditions, and, depending on the availability of short form statutory merger procedures under the DGCL, adoption of the Merger Agreement by the Company’s stockholders may be required.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. The Company has agreed to operate its business in the ordinary course until the Effective Time. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposals.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, subject, in certain circumstances, to the payment by the Company of a termination fee of $15 million. The Company must pay Parent the $15 million termination fee in the event that the Merger Agreement is terminated by Parent following a change of recommendation by the board of directors of the Company or if the Company terminates the Merger Agreement to enter into an agreement with respect to a proposal from a third party that is superior to Parent’s, in each case, as is more particularly described in the Merger Agreement. Under certain additional circumstances described in the Merger Agreement, the Company must also pay Parent a termination fee of $15 million if the Merger Agreement is terminated and, within 12 months following such termination, the Company enters into an agreement for a business combination transaction of the type described in the relevant provisions of the Merger Agreement and such transaction is subsequently consummated. Finally, if Parent terminates the Merger Agreement due to the Company’s uncured breaches of the Merger Agreement that cause the failure of the conditions to the Offer, and the termination fee is not otherwise payable by the Company in connection therewith, the Company has agreed to reimburse up to $4 million of Parent’s documented out-of-pocket fees and expenses incurred prior to termination in connection with the transactions contemplated by the Agreement (and the amount of such reimbursement will be credited against any termination fee that may subsequently become payable by the Company in connection with its entry into an agreement for a business combination in the 12 months subsequent to termination as described above). The parties to the Merger Agreement are also entitled to an injunction or injunctions to prevent breaches of the Merger Agreement, and to specifically enforce the terms and provisions of the Merger Agreement.

The board of directors of the Company unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders (other than Parent and its Subsidiaries), (iii) resolved to recommend that the Company’s stockholders accept the Offer, tender their Shares into the Offer, and, to the extent required by applicable law, adopt the Merger Agreement and (iv) directed that, to the extent required by applicable law, the Merger Agreement be submitted to the Company’s stockholders for their adoption at a meeting duly called and held for such purpose.

Concurrently with the execution of the Merger Agreement, certain stockholders (including a director) of the Company entered into tender and support agreements (the “Support Agreements”) with Parent and Merger Sub. Pursuant to the terms of the Support Agreements, such stockholders have agreed to tender their Shares in the Offer on the terms and subject to the conditions of such agreements. The Shares subject to the Support Agreements comprise approximately 14.8% of all outstanding Shares. The Support Agreements will terminate in certain circumstances, including upon termination of the Merger Agreement.

The foregoing description of the (i) Merger Agreement and the transactions contemplated thereby and (ii) the Support Agreements and the transactions contemplated thereby, in each case, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference, and to the Support Agreements, which are filed as Exhibits 99.1 and 99.2 hereto and which are incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Merger Sub, Parent or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2013, the Company entered into the following agreements: (i) an amended and restated employment agreement with Michael Frigo, Executive Vice President, OEM Group, which, among other things, provides for cash severance upon termination by the Company without “cause” or resignation by Mr. Frigo for “good reason,” each as defined in the agreement, equal to 1.5 times his annual base salary, and change in control benefits, including a $300,000 change in control bonus payable on the one-year anniversary of a change in control (or earlier involuntary termination, as described above), (ii) a severance agreement and restrictive covenant agreement with Richard Carr, Executive Vice President, Manufacturing, which, among other things, provides for cash severance upon termination by the Company without “cause” or resignation by Mr. Carr for “good reason,” each as defined in the agreement, equal to 1.5 times his annual base salary, and change in control benefits, including a $300,000 change in control bonus payable on the one-year anniversary of a change in control (or earlier involuntary termination, as described above), and (iii) an amended and restated severance and restrictive covenant agreement with Alan C. Bergschneider, Chief Financial Officer, Executive Vice President, Secretary and Treasurer, which, among other things, increases his severance multiple from 1 to 1.5 times his annual base salary. Under each agreement, payments of severance are subject to the executive’s execution of a release, and if the executive receives severance, he will be subject to post-termination non-competition and non-solicitation restrictive covenants for a one-year period. The foregoing summary is qualified in its entirety by reference to the full texts of the agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 8.01 Other Events

On December 20, 2013, the Company and Parent issued a press release announcing the Merger Agreement, a copy of which is filed as Exhibit 99.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2013, by and among the Company, Southwire Company and Cubs Acquisition Corporation

10.1	Amended and Restated Employment Agreement dated December 20, 2013 between the Company and Michael Frigo

10.2	Severance and Restrictive Covenant Agreement dated December 20, 2013 between the Company and Richard Carr

10.3	Amended and Restated Severance and Restrictive Covenant Agreement dated December 20, 2013 between the Company and Alan C. Bergschneider

99.1	Tender and Support Agreement, dated December 20, 2013, by and among Southwire Company, Cubs Acquisition Corporation and The DB 2006 Trust

99.2	Tender and Support Agreement, dated December 20, 2013, by and among Southwire Company, Cubs Acquisition Corporation, Nachum Stein, Feige Stein and The N&F Trust 766

99.3	Press Release dated December 20, 2013

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.

Date: December 20, 2013	By:	/s/ Alan C. Bergschneider
	Name:	Alan C. Bergschneider
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2013, by and among the Company, Southwire Company and Cubs Acquisition Corporation

10.1	Amended and Restated Employment Agreement dated December 20, 2013 between the Company and Michael Frigo

10.2	Severance and Restrictive Covenant Agreement dated December 20, 2013 between the Company and Richard Carr

10.3	Amended and Restated Severance and Restrictive Covenant Agreement dated December 20, 2013 between the Company and Alan C. Bergschneider

99.1	Tender and Support Agreement, dated December 20, 2013, by and among Southwire Company, Cubs Acquisition Corporation and The DB 2006 Trust

99.2	Tender and Support Agreement, dated December 20, 2013, by and among Southwire Company, Cubs Acquisition Corporation, Nachum Stein, Feige Stein and The N&F Trust 766

99.3	Press Release dated December 20, 2013